UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2012

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                           616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On June 28, 2012, the Boards of Directors of Mercantile Bank Corporation (“Mercantile”), and of Mercantile’s wholly-owned subsidiary, Mercantile Bank of Michigan (the “Bank”), adopted two executive officer bonus plans for 2012. One is the 2012 Mercantile Senior Executive Officer Bonus Plan for Michael H. Price (the “Price Plan”); the other is the 2012 Mercantile Senior Executive Officer Bonus Plan for Robert B. Kaminski, Jr. and Charles E. Christmas (the “Kaminski Christmas Plan”).

The Price Plan provides for a bonus for Michael H. Price, the Chairman of the Board, President and Chief Executive Officer of Mercantile, and the Chairman of the Board and Chief Executive Officer of the Bank. The Kaminski Christmas Plan provides for a bonus for Robert B. Kaminski, Jr., the Executive Vice President, Chief Operating Officer and Secretary of Mercantile, and the President, Chief Operating Officer and Secretary of the Bank, and for Charles E. Christmas, the Senior Vice President, Chief Financial Officer and Treasurer of Mercantile, and the Senior Vice President and Chief Financial Officer of the Bank.

The bonuses under each plan are payable from a shared bonus fund. The bonus fund is available for bonuses under the Price Plan, the Kaminski Christmas Plan, and the 2012 Mercantile Non-Senior Executive Officer Bonus Plan (as amended) (the “Three Plans”). The shared bonus fund equals the amount, if any, by which the consolidated net income of Mercantile and its consolidated subsidiaries for 2012, exceeds 1.68 times consolidated net income for 2011, in each case, subject to certain adjustments.

The bonus amount payable to Mr. Price under the Price Plan is eighty percent of the salary that is paid to him for the period from July 1, 2012 through December 31, 2012, to the extent that the shared bonus fund is large enough.

The bonus amount payable to Mr. Kaminski and Mr. Christmas under the Kaminski Christmas Plan is, for each, thirty-five percent of the salary paid to him for the period from January 1, 2012 through December 31, 2012, to the extent that the shared bonus fund is large enough.

In the event that the shared bonus fund is not large enough to fully fund all bonuses under the Three Plans, (i) 3.5% of the shared bonus fund will be allocated to the Price Plan, (ii) 4.2% of the shared bonus fund will be allocated to the Kaminski Christmas Plan, and between Mr. Kaminski and Mr. Christmas based on each officer’s maximum payout under the plan, and (iii) the bonuses otherwise payable to Mr. Price, Mr. Kaminski, and Mr. Christmas under the plans will be limited to the allocated amounts.

Payments under each plan are subject to specified conditions, qualifications, and clawback provisions. Each plan, to the extent provided for in the plan, may be amended by the Board of Directors of the Bank.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	2012 Mercantile Senior Executive Officer Bonus Plan for Michael H. Price

10.2	2012 Mercantile Senior Executive Officer Bonus Plan for Robert B. Kaminski, Jr. and Charles E. Christmas

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas Senior Vice President, Chief Financial Officer and Treasurer

Date: July 3, 2012

Exhibit Index

Exhibit Number	Description

10.1	2012 Mercantile Senior Executive Officer Bonus Plan for Michael H. Price

10.2	2012 Mercantile Senior Executive Officer Bonus Plan for Robert B. Kaminski, Jr. and Charles E. Christmas

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